                                                                    EXHIBIT N.11

                  MARKET SHARES FOR GAS COMPANIES IN THE U.S.

                                                                                                                 Portion of Market
                                                                                          Number of Larger      Served by Illinova
Parameter                         Units     Illinova's Statistics   Illinova's Share         Companies         and Larger Companies
-----------------------------------------------------------------------------------------------------------------------------------
Customers                       thousands                     394                0.8%                     38                   83.4%
Assets                          $millions                     634                0.8%                     39                   81.0%
Revenues                        $millions                     354                0.8%                     40                   81.5%

              COMPARISON OF ILLINOVA CORP. TO LARGE GAS UTILITIES


                                                Number of Utilities           Average Size of These        Ratio of These Utilities
Parameter                         Units      Necessary for 50% of U.S.              Utilities                     to Illinova
-----------------------------------------------------------------------------------------------------------------------------------
Customers                       thousands                    12                          2,075                             5
Assets                          $millions                    14                          2,787                             4
Revenues                        $millions                    15                          1,601                             5


                                               Number of Utilities            Average Size of These       Ratio of These Utilities
Parameter                       Units       Necessary for 80% of U.S.              Utilities                   to Illinova
-----------------------------------------------------------------------------------------------------------------------------------
Customers                       thousands                     34                       1,157                             3
Assets                          $millions                     38                       1,642                             3
Revenues                        $millions                     38                         981                             3

                                 EXHIBIT N-11

             MARKET SHARES FOR GAS COMPANIES IN THE UNITED STATES
                          COMPANIES SORTED BY REVENUE

                                              Revenue                    Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
-----------------------------------------------------------------------------------------------
Sempra Energy                                      3,196          1         6.9%          6.9%
Columbia Energy Group, Inc.                        2,282          2         4.9%         11.7%
Consolidated Natural Gas Co.                       2,027          3         4.3%         16.1%
Public Service Enterprise Group, Inc.              1,937          4         4.2%         20.2%
PG&E Corp.                                         1,892          5         4.1%         24.3%
Nicor, Inc.                                        1,731          6         3.7%         28.0%
Houston Industries, Inc.                           1,695          7         3.6%         31.6%
MarketSpan Corp.                                   1,310          8         2.8%         34.5%
Peoples Energy Corp.                               1,238          9         2.7%         37.1%
MCN Energy Group, Inc.                             1,227         10         2.6%         39.7%
CMS Energy Corp.                                   1,195         11         2.6%         42.3%
AGL Resources, Inc.                                1,120         12         2.4%         44.7%
Consolidated Edison, Inc.                          1,096         13         2.3%         47.1%
Washington Gas Light Co.                           1,079         14         2.3%         49.4%
National Fuel Gas Co.                                986         15         2.1%         51.5%
TXU                                                  969         16         2.1%         53.6%
Southern Union Co.                                   882         17         1.9%         55.4%
Piedmont Natural Gas Co., Inc.                       784         18         1.7%         57.1%
NiSource, Inc.                                       772         19         1.7%         58.8%
Eastern Enterprises                                  756         20         1.6%         60.4%
Niagara Mohawk Holdings, Inc.                        659         21         1.4%         61.8%
New Century Energies, Inc.                           637         22         1.4%         63.2%
ONEOK, Inc.                                          600         23         1.3%         64.5%
New Jersey Resources Corp.                           574         24         1.2%         65.7%
Wicor, Inc.                                          537         25         1.2%         66.9%
MidAmerican Energy Holdings Co.                      536         26         1.1%         68.0%
Indiana Energy, Inc.                                 528         27         1.1%         69.1%
Constellation Energy Group, Inc.                     522         28         1.1%         70.3%
Northern States Power Co.                            505         29         1.1%         71.3%
Atmos Energy Corp.                                   502         30         1.1%         72.4%
Cinergy Corp.                                        496         31         1.1%         73.5%
NUI Corp.                                            455         32         1.0%         74.4%
PECO Energy Co.                                      451         33         1.0%         75.4%
Questar Corp.                                        448         34         1.0%         76.4%
Bay State Gas Co.                                    442         35         0.9%         77.3%
Equitable Resources, Inc.                            410         36         0.9%         78.2%
Puget Sound Energy, Inc.                             409         37         0.9%         79.1%
Alliant Energy Corp.                                 408         38         0.9%         80.0%
UGI Corp.                                            368         39         0.8%         80.7%
ILLINOVA CORP.                                       354         40         0.8%         81.5%

Everyone else combined                             8,627                   18.5%          100%

Total                                             46,642

                                 EXHIBIT N-11

             MARKET SHARES FOR GAS COMPANIES IN THE UNITED STATES
                          COMPANIES SORTED BY ASSETS

                                                  Assets                   Share of      Cumulative
Holding Company                              (millions of $)      Rank       Total         Share
-----------------------------------------------------------------------------------------------------
Sempra Energy                                       6,652            1         8.6%           8.6%
PG&E Corp.                                          5,985            2         7.7%          16.2%
Nicor, Inc.                                         2,956            3         3.8%          20.0%
Consolidated Natural Gas Co.                        2,705            4         3.5%          23.5%
Public Service Enterprise Group, Inc.               2,697            5         3.5%          27.0%
MCN Energy Group, Inc.                              2,541            6         3.3%          30.3%
Columbia Energy Group, Inc.                         2,424            7         3.1%          33.4%
Peoples Energy Corp.                                2,083            8         2.7%          36.1%
CMS Energy Corp.                                    1,926            9         2.5%          38.5%
AGL Resources, Inc.                                 1,885           10         2.4%          41.0%
Washington Gas Light Co.                            1,832           11         2.4%          43.3%
MarketSpan Corp.                                    1,827           12         2.3%          45.7%
Houston Industries, Inc.                            1,764           13         2.3%          47.9%
Consolidated Edison, Inc.                           1,740           14         2.2%          50.2%
TXU                                                 1,677           15         2.2%          52.3%
Southern Union Co.                                  1,518           16         2.0%          54.3%
NiSource, Inc.                                      1,230           17         1.6%          55.9%
Piedmont Natural Gas Co., Inc.                      1,227           18         1.6%          57.4%
National Fuel Gas Co.                               1,187           19         1.5%          59.0%
Puget Sound Energy, Inc.                            1,169           20         1.5%          60.5%
Niagara Mohawk Holdings, Inc.                       1,132           21         1.5%          61.9%
NW Natural (Northwest Natural Gas Co.)              1,129           22         1.5%          63.4%
New Century Energies, Inc.                          1,124           23         1.4%          64.8%
Eastern Enterprises                                   955           24         1.2%          66.0%
UtiliCorp United, Inc.                                954           25         1.2%          67.3%
PECO Energy Co.                                       878           26         1.1%          68.4%
Constellation Energy Group, Inc.                      847           27         1.1%          69.5%
Indiana Energy, Inc.                                  847           28         1.1%          70.6%
Questar Corp.                                         836           29         1.1%          71.7%
ONEOK, Inc.                                           826           30         1.1%          72.7%
New Jersey Resources Corp.                            810           31         1.0%          73.8%
Wicor, Inc.                                           787           32         1.0%          74.8%
MidAmerican Energy Holdings Co.                       769           33         1.0%          75.8%
Southwest Gas Corp.                                   747           34         1.0%          76.7%
Cinergy Corp.                                         739           35         0.9%          77.7%
Atmos Energy Corp.                                    684           36         0.9%          78.5%
PSC of North Carolina, Inc.                           671           37         0.9%          79.4%
UGI Corp.                                             638           38         0.8%          80.2%
ILLINOVA CORP.                                        634           39         0.8%          81.0%

Everyone else combined                             14,743                     19.0%           100%

Total                                              77,777

                                 EXHIBIT N-11

             MARKET SHARES FOR GAS COMPANIES IN THE UNITED STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                              Customers                  Share of      Cumulative
Holding Company                              (thousands)       Rank       Total           Share
---------------------------------------------------------------------------------------------------
Sempra Energy                                    5,508            1        11.2%         11.2%
PG&E Corp.                                       3,680            2         7.5%         18.7%
Houston Industries, Inc.                         2,075            3         4.2%         22.9%
Columbia Energy Group, Inc.                      1,940            4         3.9%         26.9%
Nicor, Inc.                                      1,848            5         3.8%         30.6%
Consolidated Natural Gas Co.                     1,786            6         3.6%         34.3%
Public Service Enterprise Group, Inc.            1,531            7         3.1%         37.4%
CMS Energy Corp.                                 1,511            8         3.1%         40.5%
AGL Resources, Inc.                              1,361            9         2.8%         43.2%
TXU                                              1,355           10         2.8%         46.0%
MCN Energy Group, Inc.                           1,178           11         2.4%         48.4%
MarketSpan Corp.                                 1,132           12         2.3%         50.7%
Consolidated Edison, Inc.                        1,033           13         2.1%         52.8%
New Century Energies, Inc.                       1,006           14         2.0%         54.8%
Southern Union Co.                                 988           15         2.0%         56.9%
Peoples Energy Corp.                               963           16         2.0%         58.8%
Washington Gas Light Co.                           790           17         1.6%         60.4%
UtiliCorp United, Inc.                             786           18         1.6%         62.0%
ONEOK, Inc.                                        744           19         1.5%         63.5%
National Fuel Gas Co.                              712           20         1.4%         65.0%
NiSource, Inc.                                     688           21         1.4%         66.4%
Questar Corp.                                      626           22         1.3%         67.7%
MidAmerican Energy Holdings Co.                    612           23         1.2%         68.9%
Eastern Enterprises                                570           24         1.2%         70.1%
Constellation Energy Group, Inc.                   565           25         1.2%         71.2%
Niagara Mohawk Holdings, Inc.                      526           26         1.1%         72.3%
Wicor, Inc.                                        513           27         1.0%         73.3%
Puget Sound Energy, Inc.                           510           28         1.0%         74.4%
Atmos Energy Corp.                                 501           29         1.0%         75.4%
Indiana Energy, Inc.                               477           30         1.0%         76.4%
Southwest Gas Corp.                                468           31         1.0%         77.3%
Cinergy Corp.                                      453           32         0.9%         78.2%
NW Natural (Northwest Natural Gas Co.)             443           33         0.9%         79.1%
Northern States Power Co.                          443           34         0.9%         80.0%
Piedmont Natural Gas Co., Inc.                     440           35         0.9%         80.9%
PECO Energy Co.                                    405           36         0.8%         81.8%
PSC of New Mexico                                  401           37         0.8%         82.6%
ILLINOVA CORP.                                     394           38         0.8%         83.4%

Everyone else combined                           8,164                     16.6%          100%

Total                                           49,129